     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 1999
                                            Registration Statement No. 333-43743
________________________________________________________________________________
________________________________________________________________________________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                (POST-EFFECTIVE)
                                       to


                                    FORM S-8


                             Registration Statement
                                    Under The
                             Securities Act Of 1933


                         ______________________________

                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)


                Missouri                                   43-1723446
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                              1901 Chouteau Avenue
                            St. Louis, Missouri 63103
          (Address, including zip code, of principal executive offices)

                         ______________________________


     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY EMPLOYEE LONG-TERM SAVINGS PLAN CENTRAL ILLINOIS PUBLIC SERVICE COMPANY EMPLOYEE LONG-TERM SAVINGS PLAN - IUOE
   LOCAL NO. 148
 CENTRAL ILLINOIS PUBLIC SERVICE COMPANY EMPLOYEE LONG-TERM SAVINGS PLAN - IBEW
   LOCAL NO. 702
                           (Full titles of the plans)



                DONALD E. BRANDT, Senior Vice President, Finance
        STEVEN R. SULLIVAN, Vice President, General Counsel and Secretary
                 1901 Chouteau Avenue, St. Louis, Missouri 63103
                                 (314) 621-3222
(Names, address and telephone number,including area code, of agents for service)

________________________________________________________________________________
________________________________________________________________________________


     Removal from Registration of Unsold Securities. The Central Illinois Public Service Company Employee Long-Term Savings Plan (the "Plan") has been merged into another plan. Of the 200,000 shares of Common Stock, $.01 par value (including related plan interests), registered with the Securities and Exchange Commission for offer and sale under the Plan, 112,990 shares have not been and will not be sold; accordingly Ameren Corporation hereby removes from registration such shares of Common Stock (including related plan interests). Following such removal, the number of shares registered under this Registration Statement is as follows:


|-----------------------------------------------------|------------------------|
|                                                     |                        |
|            Title of securities registered           |    Amount Registered   |
|-----------------------------------------------------|------------------------|
|                                                     |                        |
|Common Stock, $.01 par value, including related plan |                        |
|interests - Employee Long-Term Savings Plan          |       87,010 shares*   |
|-----------------------------------------------------|------------------------|
|                                                     |                        |
|Common Stock, $.01 par value, including related plan |                        |
|interests- Employee Long-Term Savings Plan IUOE Local|                        |
|No. 148                                              |      200,000 shares    |
|-----------------------------------------------------|------------------------|
|                                                     |                        |
|Common Stock, $.01 par value, including related plan |                        |
|interests - Employee Long-Term Savings Plan          |                        |
|IBEW Local No. 702                                   |      200,000 shares    |
|-----------------------------------------------------|------------------------|
|                                                     |                        |
|                                                     |                        |
|                    Total                            |      487,010 shares    |
|-----------------------------------------------------|------------------------|

*   Shares previously sold under the Plan.



                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 (Post-Effective) to Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 23rd day of November, 1999.


                                                       AMEREN CORPORATION



                                                    By  /s/Donald E. Brandt
                                                       ---------------------
                                                          DONALD E. BRANDT
                                                 Senior Vice President, Finance

     The Plans. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the undersigned employee benefit plans have duly caused this Amendment No. 1 (Post-Effective) to Registration Statement to be signed on their behalf by the undersigned thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 23rd day of November, 1999.


                                         CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                                         EMPLOYEE LONG-TERM SAVINGS PLAN

                                         CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                                         EMPLOYEE LONG-TERM SAVINGS PLAN - IUOE
                                         LOCAL NO. 148

                                         CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                                         EMPLOYEE LONG-TERM SAVINGS PLAN - IBEW
                                         LOCAL NO. 702



                                                     By  /s/ Donald E. Brandt
                                                        ----------------------
                                                          DONALD E. BRANDT
                                                 Senior Vice President, Finance
                                                        Ameren Corporation



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